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                                                                     EXHIBIT 3.2


                              [FORM OF BYLAWS OF

                     SPECIALTY PRODUCTS & INSULATION CO.]


                                   ARTICLE I

                                 SHAREHOLDERS
                                 ------------

          1.1. Meetings.  (a)  Place.  Meetings of the shareholders shall be
               --------        -----
held at such place as may be designated by the Board of Directors.

          (b)  Annual Meeting.  An annual meeting of the shareholders for the
               --------------
election of Directors and for other business shall be held at such time as may be fixed by the Board of Directors, on the first Thursday of November in each year (or if such is a legal holiday, on the next following business day), or on such other day as may be fixed by the Board of Directors.

          (c)  Special Meetings.  Special meetings of the shareholders may be
               ----------------
called at any time by the Chairman of the Board, the chief executive officer, the president or by any two Directors.

          (d)  Notice.  Written notice of the time and place of all meetings of
               ------
shareholders and of the general nature of the business to be transacted at each special meeting of shareholders shall be given to each shareholder entitled to vote at the meeting at least ten days and no more than fifty days before the date of the meeting unless a greater period of notice is required by law in a particular case.

          (e)  Quorum.  The presence, in person or by proxy, of the holders of a
               ------
majority of the outstanding shares of stock of the Company entitled to vote on a particular matter shall constitute a quorum for the purpose of considering such matter. If a quorum is not present, no business shall be transacted except to adjourn to a future time.

          (f)  Business at Meetings.  Except as otherwise provided by applicable
               --------------------
law, or in these Bylaws, the business which shall be conducted at any meeting of the shareholders shall (a) have been specified in the written notice of the meeting (or any supplement thereto) given by the Company, or (b) be brought before the meeting at the direction of the Board of Directors, or (c) have been specified in a written notice given to the Secretary of the Company, by or on behalf of any shareholder of record on the record date for such meeting and who shall continue to be entitled to vote thereat (the "Shareholder Notice"), in accordance with the following requirements:

          (1) each Shareholder Notice must be delivered to, or mailed and received at, the principal executive offices of the Company (i) in the case of a special meeting or an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of the shareholders, not less than 60 days nor more than 90 days prior to such anniversary date, and (ii) in the case of a special meeting or an annual meeting that is called for a date that is not within 30 days
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                                                                          Page 2

     before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first; and

          (2) each such Shareholder Notice must set forth (i) the name and address of the shareholder who intends to bring the business before the meeting; (ii) the general nature of the business which such shareholder seeks to bring before the meeting and, if a specific action is to be proposed, the text of the resolution or resolutions which the proposing shareholder proposes that the shareholders adopt; and (iii) a representation that the shareholder is a holder of record of the stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring the business specified in the Shareholder Notice before the meeting. The presiding officer of the meeting may, in his or her sole discretion, refuse to acknowledge any business proposed by a shareholder not made in compliance with the foregoing procedure.

          (g)  Written Consent of Shareholders in Lieu of Meeting.  Any action
               --------------------------------------------------
required or permitted to be taken at a meeting of the shareholders or a class of shareholders may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting, provided that an action taken pursuant to this paragraph shall not become effective until at least ten days' written notice of the action has been given to each shareholder entitled to vote thereon who has not consented thereto.


                                  ARTICLE II

                                   DIRECTORS
                                   ---------

          2.1. Number.  The Board of Directors shall consist of such number of
               ------
members as determined in accordance with the Articles of Incorporation of the Company; provided, that for so long as a Reduction Event has not occurred, the
         --------
number of directors shall be seven.

          2.2. Employee Directors.  If the employment by the Company of any
               ------------------
person who is both a Director and an employee is terminated for any reason whatsoever, such person shall be deemed to have tendered his resignation from the Board of Directors on the date of such termination. The Board of Directors shall accept or reject such resignation within 30 days after the date of termination of employment.

          2.3. Powers.  Subject to the provisions of the Company's Articles of
               ------
Incorporation, the business of the Company shall be managed by the Board of Directors which shall have all powers conferred by law and these bylaws, including the power to regulate the internal affairs and business of the Company in such manner as the Board may determine.
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                                                                          Page 3

          2.4. Meetings.  (a)  Place.  Meetings of the Board of Directors shall
               --------        -----
be held at such place as may be designated by the Board or in the notice of the meeting.

          (b)  Regular Meetings.  Regular meetings of the Board of Directors
               ----------------
shall be held at such times as the Board may designate by resolution. Notice of regular meetings need not be given, provided that the date, time and location of each regular meeting is clearly announced to all directors at the meeting of directors immediately preceding such meeting.

          (c)  Special Meetings.  Special meetings of the Board of Directors may
               ----------------
be called at any time by the chairman, the chief executive officer or the president and shall be called by the president upon the written request of one-quarter of the Directors. Written notice of the time and place of each special meeting shall be given to each Director at least five days before the meeting.

          (d)  Quorum.  A majority of all Directors in office (but not less than
               ------
five Directors) shall constitute a quorum for the transaction of business at any meeting and, except as otherwise provided herein, the acts of a majority of the Directors present at any meeting at which a quorum is present shall be the acts of the Board of Directors; provided that, upon the occurrence of a Reduction
                           --------
Event (as defined in Section 2.4(h) of these By-laws), a majority of all Directors in office shall constitute a quorum.

          (e)  Participation. One or more Directors may participate in a meeting
               -------------
of the Board or a committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

          (f)  Informal Action.  Any action which may be taken at a meeting of
               ---------------
the Directors or the Executive Committee or other committees of the Board of Directors may be taken without a meeting if, prior or subsequent to the action, written consents thereto signed by all of the Directors in office or members of the committee, as the case may be, are filed with the secretary of the Company.

          (g)  Certain Matters. Anything to the contrary herein notwithstanding,
               ---------------
for so long as a Reduction Event (as defined in Section 2.4(h) of these By-laws) has not occurred, the following matters shall require the affirmative vote of two thirds (2/3) of the authorized number of Directors of the Company (but not less than five Directors):

          (A) any merger, consolidation, or recapitalization of the Company or any sale of all or substantially all of the assets of the Company or any transaction with substantially similar economic effect;

          (B) any reclassification of the equity securities of the Company or the issuance of any additional equity securities of the Company of any class or series or of any securities of the Company which are, directly or indirectly, exchangeable or exercisable for, or convertible into, equity securities of the Company of any class or series (except pursuant to any employee benefits plan which has been previously approved by the vote of
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                                                                          Page 4

     two thirds (2/3) of the authorized number of Directors (but not less than five Directors) of the Company's Board of Directors or any stock appreciation rights or similar plan);

          (C) the sale, conveyance, or transfer or other disposition (whether by sale of stock, or assets, merger, consolidation, recapitalization or otherwise) of any subsidiary of the Company with assets or earning power aggregating in excess of 10% of the Company's consolidated assets or income from continuing operations (a "Major Subsidiary");

          (D) the sale, conveyance, transfer or other disposition, in one transaction or a series of related transactions, by the Company or any subsidiary of the Company of assets aggregating more than 10% of the consolidated assets or income from continuing operations of the Company;

          (E) the appointment of each of the Chief Executive Officer, President, Chief Financial Officer and Chief Operating Officer of the Company and of any other person performing the functions customarily performed by such officers, whether or not such person holds such title;

          (F) any change in the number of Directors composing the Board of Directors of the Company;

          (G) any decision by the Company to enter any business or line of business which is not substantially related to the business of the Company as conducted by the Company on [__________________________]/1/;

          (H) the acquisition (but not the manner of financing such acquisition) by the Company of any equity interest in any entity or the acquisition by the Company of any assets other than in the ordinary course of business;

          (I) the declaration of any dividend on, the making of any other distribution on or any redemption or reclassification of any class or series of equity securities of the Company (other than pursuant to the terms of any certificate creating any series of Preferred Stock);

          (J) any action which would cause the Company to cease to qualify as a "venture capital operating company", as such term is defined under the rules and regulations under this Employee Retirement Income Security Act of 1974, as amended;

          (K) the commencement by the Company or any Major Subsidiary of any proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, bankruptcy, relief of debtors, dissolution, insolvency or liquidation or similar Federal, state or foreign law relating to the Company or any Major Subsidiary, or the determination to

________________________

/1/  Insert Closing Date.
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                                                                          Page 5

     forbear or not contest any such proceeding commenced by any person or entity other than the Company or its subsidiaries; and

          (L) any amendment, modification, revocation, cancellation or restatement of the Articles of Incorporation of the Company or of these By-laws.

          (h)  Reduction Event.  A "Reduction Event" shall occur upon any
               ---------------
shareholder of the Company or "group" (as such term is defined under Rule 13d-3 under the Exchange Act of 1934) of shareholders becoming the beneficial owner of (as such term is defined under Rule 13d-3 under the Exchange Act) of a majority of the voting power of the capital stock of the Company entitled to vote in the election of directors; provided that no Reduction Event shall occur prior to _______________, 2001./2/

          2.5. Nominations.  Nominations for the election of Directors may be
               -----------
made by the Board of Directors, a committee appointed by the Board of Directors or by any shareholder of record entitled to vote on the election of Directors who is a shareholder at the record date of the meeting and also on the date of the meeting on which Directors are to be elected; provided, however, that with respect to a nomination made by a shareholder, such shareholder must provide timely written notice to the secretary of the Company in accordance with the following requirements:

          (a) To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than 60 days nor more than 90 days prior to such anniversary date, and (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, or in the case of a special meeting of shareholders called for the purpose of electing Directors, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first; and

          (b) Each such written notice must set forth: (i) the name and address of the shareholder who intends to make the nomination; (ii) the name and address of the person or persons to be nominated; (iii) a representation that the shareholder is a holder of record of the stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) a description of all arrangements or understandings, if any, between the shareholder and each nominee and other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) such other information regarding each nominee proposed by such

___________________

/2/  This date will be the third anniversary of the closing date.
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     shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (whether or not such rules shall then be applicable to the Company) had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (vi) the consent of each nominee to serve as a Director of the Company if so elected. The presiding officer at the meeting may refuse, in his or her sole discretion, to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

          2.6. Committees.  The Board of Directors may by resolution adopted by
               ----------
the affirmative vote of a majority of the whole Board designate one or more committees, each committee to consist of two or more Directors. Any such committee, to the extent provided in such resolution, may exercise the authority of the Board of Directors in the management of the business and affairs of the Company; provided that no committee of the Board of Directors of the Company shall exercise the authority of the Board of Directors in connection with any matter described in Section 2.4(g) of these By-laws.

          2.7. Limitation on Liability.  A Director shall not be personally
               -----------------------
liable for monetary damages for any action taken, or any failure to take any action unless (i) the Director has breached or failed to perform the duties of his office under Sections 1711-1718 of the Pennsylvania Business Corporation Law (relating to fiduciary duty) and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this Section 2.7 shall not apply to (i) the responsibility or liability of a Director pursuant to any criminal statute or (ii) the liability of a Director for the payment of taxes pursuant to local, state or federal law. Any repeal or modification of this Section 2.7 shall be prospective only, and shall not affect, to the detriment of any Director, any limitation on the personal liability of a Director of the corporation existing at the time of such repeal or modification.

          2.8. Inapplicability of Certain Exercise of Powers Provision.  The
               -------------------------------------------------------
provisions Sections 313 and 1713 of Title 13 of the Pennsylvania Consolidated Statuses shall not be applicable to the Company or any directors or officers of the Company.


                                  ARTICLE III

                                   OFFICERS
                                   --------

          3.1. Election.  At its first meeting after each annual meeting of the
               --------
shareholders, the Board of Directors shall elect a chairman, president, treasurer, secretary and such other officers as it deems advisable. Any number of offices may be held by the same person.

          3.2. Authority and Duties.  The officers shall have such authority
               --------------------
and perform such duties as may be determined by resolution of the Board of Directors. Except as otherwise provided by Board resolution: (i) the chairman shall preside at all meetings of the Board and the shareholders, (ii) the president shall be the chief executive officer of the Company, shall have general supervision over the business and operations of the Company, and may perform any act and execute any instrument for the conduct of such business and operations, (iii) the other officers
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shall have the duties usually related to their offices, and (iv) the officers, in the order determined by the Board, shall, in the absence of the president because of his incapacity, physical or mental disability or other extended illness, have the authority and perform the duties of the president.


                                  ARTICLE IV

                                INDEMNIFICATION
                                ---------------

          4.1. Right to Indemnification.  The Company shall indemnify any
               ------------------------
person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a Director or officer of the Company or any subsidiary thereof, or is or was serving at the request of the Company or any subsidiary thereof as a Director, officer, employee, or agent of another domestic or foreign corporation for-profit or not-for-profit, partnership, joint venture, trust or other enterprise, against all liability, losses, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action or proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the Company or any subsidiary, to the extent that the power to indemnify such person has been or may in the future be granted by statute and that such person is not insured or otherwise indemnified.

          4.2. Advance of Expenses.  Expenses incurred by a Director or officer
               -------------------
in defending any civil or criminal action, suit or proceeding described in
Section 4.1 hereof shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company.

          4.3. Procedure for Determining Permissibility.  The procedure for
               ----------------------------------------
effecting indemnification under the standards contained in this Article IV (including the advance of expenses) shall be that set forth in Sections 1744 and 1745 of the Pennsylvania Business Corporation Law, provided that, if there has been a change in control of the Company between the time of the action or failure to act giving rise to the claim for indemnification and such claim, at the option of the person seeking indemnification, the permissibility of indemnification shall be determined by independent legal counsel selected jointly by the Company and the person seeking indemnification. The reasonable expenses of any Director or officer in prosecuting a successful claim for indemnification, and the fees and expenses of any special legal counsel engaged to determine permissibility of indemnification, shall be borne by the Company.

          4.4. Contractual Obligations.  The obligations of the Company to
               -----------------------
indemnify a person under this Article IV, including the duty to advance expenses, shall be considered a contract between the Company and such person, and no modification or repeal of any provision of this Article IV shall affect, to the detriment of such person, such obligations of the Company in connection with a claim based on any act or failure to act occurring before such modification or repeal.
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                                                                          Page 8

          4.5. Indemnification Not Exclusive; Inuring or Benefit.  The
               -------------------------------------------------
indemnification and advancement of expenses provided by this Article IV shall not be deemed exclusive of any other right to which one indemnified may be entitled under any agreement, vote of shareholders or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of any such person.

          4.6. Insurance, Security and Other Indemnification.  The Board of
               ---------------------------------------------
Directors shall have the power to (i) purchase and maintain, at the Company's expense, insurance on behalf of the Company and others to the extent that power to do so has not been prohibited by applicable law, (ii) create any fund of any nature, whether or not under the control of a trustee, or otherwise secure any of its indemnification obligations and (iii) give other indemnification to the extent not prohibited by law.


                                   ARTICLE V

                              STOCK CERTIFICATES
                              ------------------

          5.1. Stock Certificates.  Every shareholder of record shall be
               ------------------
entitled to a stock certificate representing the shares held by him. Every stock certificate shall bear the corporate seal (which may be a facsimile) and the signature of the president or a vice-president and the secretary or an assistant secretary or the treasurer or an assistant treasurer of the Company. Where a certificate is signed by a transfer agent or registrar, the signature of any corporate officer may be a facsimile.

          5.2. Transfers.  Transfers of stock certificates and the shares
               ---------
represented thereby shall be made on the books of the Company only by the registered holder or by duly authorized attorney. Transfers shall be made only on surrender of the stock certificate or certificates.


                                  ARTICLE VI

                                  FISCAL YEAR
                                  -----------

          The fiscal year of the corporation shall end on the 31st day of December.
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                                                                          Page 9

                                  ARTICLE VII

                                  AMENDMENTS
                                  ----------

          These By-laws may be amended or repealed prior to the occurrence of a Reduction Event at any regular or special meeting of the Board of Directors by the vote of two-thirds of the authorized number of the Directors of the Company (but no fewer than five Directors) or at any annual or special meeting of shareholders by the vote of the holders of two-thirds of the outstanding stock entitled to vote; provided that after the occurrence of a Reduction Event, these
                  --------
By-laws may be amended or repealed at any regular or special meeting by the vote of a majority of the authorized number of Directors of the Company or at any annual or special meeting of shareholders by a vote of the holders of a majority of the outstanding stock entitled to vote. Notice of any such meeting of shareholders shall set forth the proposed change.